UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026 (July 21, 2026)

Medalist Diversified, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

On July 21, 2026, (the “Effective Date”), Medalist Diversified, Inc. a Maryland corporation (the “Company”), entered into (i) a Purchase and Sale Agreement (the “Denton Agreement”), a copy of which is filed as Exhibit 10.1 hereto, with NPH Ventures, LLC a Delaware limited liability company (the “Seller”), whereby the Company agreed to acquire (the “Denton Acquisition”) a property located at 8600 Highway 377, Aubrey, Texas 76258, consisting of a Caliber Collision Center and more particularly described in Exhibit A to the Denton Agreement (the “Denton Property”). The total consideration for the Denton Property is $5,494,444 (the “Denton Consideration”), subject to the prorations and adjustments described in the Denton Agreement and (ii) a Purchase and Sale Agreement (the “Johnson Agreement”), a copy of which is filed as Exhibit 10.2 hereto, with the Seller, whereby the Company agreed to acquire (the “Johnson Acquisition”) a property located at 282 South Colonial Drive, Cleburne, Texas 76033, consisting of a Caliber Collision Center and more particularly described in Exhibit A to the Johnson Agreement (the “Johnson Property”). The total consideration for the Johnson Property is $5,648,000 (the “Johnson Consideration”), subject to the prorations and adjustments described in the Johnson Agreement. The Denton Consideration and the Johnson Consideration are to be paid by the Company to the Seller at Closing (as that term is defined in each of the Denton Agreement and the Johnson Agreement). The Company is required to make an earnest money deposit of (i) $122,000 in connection with the Denton Acquisition and (ii) $105,000 in connection with the Johnson Acquisition  (the “Deposits”) within three business days of the Effective Date.

The Denton Agreement and Johnson Agreement each contain provisions, representations, warranties, covenants, conditions and indemnities that are customary and standard for the real estate industry and the sale of commercial real property. The Denton Acquisition and Johnson Acquisition are each expected to close within 60 days. Several conditions to closing on the Denton Acquisition and Johnson Acquisition remain to be satisfied, and there can be no assurance that the Company will complete the transactions on the general terms described above or at all. Under certain conditions the Deposits may not be returned to the Company.

The Company intends to assign its interests in the Denton Acquisition and Johnson Acquisition to to-be-formed Delaware statutory trusts (“DSTs”) and to complete each of the Denton Acquisition and Johnson Acquisition through the DSTs.  The DSTs will be formed to hold title to the Denton Property and Johnson Property and the Company expects to offer beneficial interests in the DSTs to accredited investors in a private placement under Regulation D, the proceeds of which will be used to redeem the Company’s beneficial interests for cash.

The foregoing description is only a summary of the material provisions of the Denton Agreement and Johnson Agreement and is qualified in its entirety by reference to the full text of the Denton Agreement and Johnson Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated by reference herein.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the closing of the Denton Acquisition and the Johnson Acquisition and the contribution of the Denton Property and the Johnson Property to DSTs. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of July 21, 2026, by and between Medalist Diversified, Inc. and NPH Ventures, LLC
10.2	Purchase and Sale Agreement, dated as of July 21, 2026, by and between Medalist Diversified, Inc. and NPH Ventures, LLC
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED, INC.

Dated: July 22, 2026	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer